Exhibit 10.36

Form of Subordinated Promissory Note

Payment of this Note is subordinated to the payment of all obligations of the maker hereof to Wells Fargo National Association pursuant to the terms of the Subordination Agreement dated as of March     , 2012, as amended or modified from time to time by the parties thereto, and any replacement or substitutions therefor.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

12% SUBORDINATED PROMISSORY NOTE

$	, 2012

Brentwood, Tennessee

FOR VALUE RECEIVED, the undersigned, FORTERUS, INC., a Nevada corporation (“Maker’”), promises to pay to the order of,                                          (“Payee”; Payee, and any subsequent holder[s] hereof, being hereinafter referred to collectively as “Holder”), without grace, at the address of Holder as set forth in the records of the Maker or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of                                          AND 00/100 DOLLARS ($        ), together with simple interest on the outstanding principal balance hereof from the date hereof at an annual rate equal to twelve percent (12.0%) (the “Stated Rate”); provided that in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the “Maximum Rate”). Interest shall be calculated daily on the basis of the actual number of days elapsed over a 365-day year.

This Note is one of a series of 12% Subordinated Promissory Notes issued by the Maker in the aggregate principal amount of up to $3,000,000 (together with this Note, the “12% Subordinated Notes”) and this Note ranks pari passu with the other 12% Subordinated Notes. All payments on the 12% Subordinated Notes shall be made pro rata to the holders of those notes based upon the respective principal amount of the 12% Subordinated Notes.

1. Payments.

(a) Payment of Principal and Interest. The outstanding principal balance of this Note, and all accrued interest, shall be due and payable in full on March 31, [2015], [2017] (the “Maturity Date”). Interest on the unpaid principal balance of this Note shall be due and payable monthly, beginning on May 1, 2012, and on the first day of each month thereafter.

(b) Manner of Payment. All payments of principal and interest on this Note shall be made by check payable to the Holder and mailed or delivered, to the address provided in the first paragraph of this Note, provided that the final payment of principal and interest on the Maturity Date may be made, at the option of the Maker, by wire transfer of immediately available funds to an account designated by Holder in writing at least five (5) Business Days prior to the Maturity Date. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than Saturday, Sunday or a day on which banks are legally closed in the State of Tennessee.

2. Prepayment of Note. The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be applied first to all accrued but unpaid interest and then to principal.

3. Subordination. Notwithstanding anything to the contrary in this Note, the indebtedness evidenced hereby, including principal and interest, shall be subordinate and junior to (i) the prior payment of, and (ii) the collateral securing, (A) the indebtedness of the Maker to its senior secured bank lender, whether outstanding as of the date of this Note or hereafter created, together with all obligations issued in the renewal, deferral, extension, refunding (including an increase in the amount of such indebtedness, and whether with the same or a different lender), amendment or modification of such indebtedness (the “Senior Secured Bank Debt’”), (B) any capital lease that would be characterized under generally accepted accounting principles as a financed purchase rather than as an operating lease (a “Capital Lease”), whether outstanding as of the date of this Note or hereafter created, and (C) any obligation incurred in connection with the acquisition of any equipment or other asset, which obligation is secured by the equipment or asset so acquired (a “Purchase Money Obligation”‘), whether outstanding as of the date of this Note or hereafter created. By the acceptance of this Note, Holder understands, acknowledges and agrees that, from time to time, it shall enter into such intercreditor and/or subordination agreements as may be requested by the holder[s] of Senior Secured Bank Debt, any lessor under any Capital Lease, or any creditor pursuant to any Purchase Money Obligation, in order to confirm the subordination of this Note to such Senior Secured Bank Debt or other obligations as set forth herein. As of the date of this Note, the initial Holder is a party to the Subordination Agreement dated as of March     , 2012 among Wells Fargo National Association, the Maker, and each of the respective holders of the 12% Subordinated Notes.

4. Defaults.

(a) Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):

(i) If Maker shall fail to pay when due any payment of principal or interest on this Note or any of the 12% Subordinated Notes and such failure is not cured within ten (10) Business Days from the due date thereof;

(ii) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”) Maker shall (A) commence a voluntary case or proceeding; (B) consent to the entry of an order for relief against it in an involuntary case; (C) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (D) make an assignment for the benefit of its creditors; or (E) admit in writing its inability to pay its debts as they become due.

(iii) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Maker in an involuntary case, (B) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties, or (C) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

(b) Notice by Maker. Maker shall notify the holders of the 12% Subordinated Notes in writing within five (5) Business Days after the occurrence of any Event of Default of which Maker has or acquires knowledge.

(c) Remedies. Upon the occurrence of an Event of Default hereunder, the holders of a majority of the outstanding principal amount of the 12% Subordinated Notes may, at the option of such holders, (i) by written, notice to Maker, declare the entire unpaid principal balance of this Note and the 12% Subordinated Notes, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it and them under applicable law, including the right to collect from Maker all sums due under this Note. Upon the occurrence of an Event of Default hereunder, at the option of the holders of at least a majority of the outstanding principal amount of all the 12% Subordinated Notes and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance of this Note and the other 12% Subordinated Notes, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the “Default Rate”) equal to the lesser of (i) the rate is four (4) percentage points in excess of the Stated Rate, or (ii) the Maximum Rate. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

5. Collateral.

(a) Junior Security Interest. To secure the payment and performance of the obligations incurred under this Note, Maker grants to the holders of the 12% Subordinated Notes, collectively, including the Holder, a second security interest in all of Maker’s right, title and interest to all its personal property, whether now or hereafter existing or now owned or hereafter acquired by Maker and wherever located (the “Collateral”).

(b) Financing Statements. Maker shall at any time and from time to time take all actions and execute all documents required by required by the holders of a majority of the outstanding principal amount of the 12% Subordinated Notes to attach, perfect and maintain the security interest of such holders in the Collateral and establish and maintain the rights of such holders to receive the payment of the proceeds of the Collateral, including executing any financing statements, fixture filings, continuation statements and other documents required by the Uniform Commercial Code, presently or as hereafter amended (the “UCC”), and other applicable law, provided that no financing statement under the UCC shall be filed any earlier than the thirtieth day after the final issuance by the Maker hereof of any 12% Subordinated Note.

(c) Collateral Subordination. Holder acknowledges and agrees that the security interest granted hereby shall, at all times that any amount remains outstanding under this Note, be junior and subordinate to security interests granted by the Maker to its lender under the Senior Secured Bank Debt, whether now existing or hereafter created, and to the Maker’s obligations under any Capital Lease or Purchase Money Obligations.

6. Miscellaneous. Time is of the essence of this Note.

In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any endorsers hereof agree to pay a reasonable attorney’s fee, all court and other costs, and the reasonable costs of any other collection efforts, provided that Maker shall only be obligated to pay the reasonable attorneys’ fees for one law firm representing all the holders of the 12% Subordinated Notes in such collection efforts.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker shall not be affected by (1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, or (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only in writing upon the approval of any waiver, change, modification or discharge approved in writing by the holders of at least a majority of the outstanding principal amount under all the 12% Subordinated Notes.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest agreed to be paid to Holder for the use of the money advanced exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law.

This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may govern the Maximum Rate.

As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective successors and assigns, whether by voluntary action of the parties or by operation of law.

7. Equity Participation Right. As additional consideration to Holder of the extension of credit provided under this Note, the Maker shall issue and deliver to Holder stock purchase warrants (the “Warrants”) to purchase that number of shares of Maker’s common stock, par value $0.001 per share (the “Common Stock”‘) at the rate of 754,725 shares of Common Stock for each $100,000 principal amount advanced to Maker under this Note, or a pro rata portion thereof. The Warrants shall have an exercise price of $0.01 per share of Common Stock. It is intended that such Warrants constitute an equity participation under and pursuant to T.C.A. § 47-24-101, et. seq. and that equity participation be permitted under such statutes and not constitute interest on this Note. If under any circumstances whatsoever, fulfillment of the foregoing obligation shall violate the lawful limit of any applicable usury statute or any applicable law with regard to obligations of similar character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit such that in no event shall there occur under this Note or any other document or instrument executed in connection herewith, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall applied to reduce the principal amount of the Note.

IN WITNESS WHEREOF, the undersigned Maker has caused this 12% Subordinated Promissory Note to be executed as of the date first above written.

MAKER:

FORTERUS, INC.

By:
Name:
Title: